UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒                     Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐
Preliminary Proxy Statement.
☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☒
Definitive Proxy Statement.
☐
Definitive Additional Materials.
☐
Soliciting Material Pursuant to §240.14a-12.

PARAGON COMMERCIAL CORPORATION
(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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No fee required.
☐
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

October 20, 2017

Dear Paragon Shareholder:

I hope this letter finds you well and excited about our upcoming merger with TowneBank. We currently expect that the merger will close early in the first quarter of 2018. We are delighted with our 2016 results as well as the progress we’ve achieved in 2017.

The enclosed Notice of Annual Meeting and Proxy Statement is for our November 28th annual shareholder meeting. At the meeting, I will discuss the 2016 year in review, our 2017 year-to-date results, and our anticipated timetable for the merger. The enclosed proxy statement will ask for a vote on our corporate directors who are proposed for re-election and to approve our outside auditing firm.

We anticipate holding a separate shareholder meeting in early 2018 for the purpose of voting to approve the proposed merger with TowneBank. We currently expect that proxy materials for that meeting will be available in late 2017. Again, the purpose of that meeting will be for the approval of our pending merger with TowneBank.

I look forward to seeing you on November 28th at our Raleigh office if you can join us.

Sincerely,
Robert C. Hatley
President & CEO

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the merger, Paragon will file with the Securities and Exchange Commission (“SEC”) a preliminary proxy statement. Paragon will deliver a definitive proxy statement/prospectus to its shareholders seeking approval of the merger and related matters. In addition, each of TowneBank and Paragon may file other relevant documents concerning the proposed merger with the Federal Deposit Insurance Corporation (“FDIC”) and SEC.

Paragon shareholders are strongly urged to read the definitive proxy statement/prospectus regarding the proposed merger when it becomes available and other relevant documents filed with the FDIC and SEC, as well as any amendments or supplements to those documents, because they will contain important information about TowneBank, Paragon and the proposed merger. Free copies of the definitive proxy statement/prospectus, as well as other filings containing information about Paragon, may be obtained after their filing at the SEC’s website (http://www.sec.gov). In addition, free copies of the definitive proxy statement/prospectus, when available, also may be obtained by directing a request by telephone or mail to Paragon Commercial Corporation, 3535 Glenwood Avenue, Raleigh, North Carolina 27612, Attention: Investor Relations (telephone: (919) 788-7770), or by accessing the Paragon’s website at https://www.paragonbank.com under “About Us-Investor Relations.”

Paragon, TowneBank and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Paragon’s shareholders in connection with the proposed merger. Information about the directors and executive officers of Paragon and TowneBank and other persons who may be deemed participants in the solicitation, including their interests in the merger, will be included in the definitive proxy statement/prospectus when it becomes available. Additional information about Paragon’s executive officers and directors can be found in Paragon’s final prospectus filed with the SEC on June 17, 2016. Additional information regarding TowneBank’s executive officers and directors can be found in TowneBank’s definitive proxy statement in connection with its 2017 Annual Meeting of Stockholders filed with the FDIC on April 21, 2017. You may obtain free copies of each document from Paragon as described in the preceding paragraph and from TowneBank by directing a request by telephone or mail to TowneBank, 6001 Harbour View Boulevard, Suffolk, Virginia 23425, Attention: Investor Relations (telephone: (757) 638-6794), or by accessing TowneBank’s website at https://townebank.com under “Investor Relations.” The information on TowneBank’s and Paragon’s websites is not, and shall not be deemed to be, a part of this release or incorporated into other filings either company makes with the FDIC or SEC.

Forward-Looking Statements

Statements made in this communication may be considered forward-looking statements, which speak only as of the date of this communication and are based on current expectations and involve a number of assumptions. These include statements as to the anticipated benefits of the merger, including future financial and operating results, cost savings and enhanced revenues that may be realized from the merger as well as other statements of expectations regarding the merger and any other statements regarding future results or expectations. Each of TowneBank and Paragon intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. The companies’ respective abilities to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could have a material effect on the operations and future prospects of each of TowneBank and Paragon, and the resulting company, include but are not limited to: the businesses of TowneBank and Paragon may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected timeframe; revenues following the merger may be lower than expected; customer and employee relationships and business operations may be disrupted by the merger; the ability to obtain required regulatory and shareholder approvals, and the ability to complete the merger on the expected timeframe may be more difficult, time-consuming or costly than expected; changes in interest rates, general economic and business conditions; legislative/regulatory changes; the monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve; the quality and composition of the loan and securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the companies’ respective market areas; the companies’ respective implementation of new technologies and their ability to develop and maintain secure and reliable electronic systems; changes in the securities markets; and changes in accounting principles, policies and guidelines; and other risk factors detailed from time to time in filings made by TowneBank with the FDIC or Paragon with the SEC. TowneBank and Paragon undertake no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

Notice of 2017 Annual Meeting and
Proxy Statement

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held November 28, 2017

NOTICE is hereby given that the annual meeting of shareholders of Paragon Commercial Corporation (the “Company”) will be held as follows:

Place:
Paragon Bank

3535 Glenwood Avenue

Raleigh, North Carolina 27612

Date:
November 28, 2017

Time:
3:00 p.m.

The purposes of the meeting are as follows:

1.
Election of Directors. To elect two members of the Board of Directors (the “Board”) for three-year terms;

2.
Ratification of Independent Auditors. To ratify the appointment of Elliott Davis Decosimo, PLLC as the Company’s independent auditors for 2017;

3.
Other Business. To transact any other business properly presented for action at the annual meeting.

YOU ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, IF YOU ARE THE RECORD HOLDER OF YOUR SHARES OF OUR COMMON STOCK, WE ASK THAT YOU APPOINT THE PROXIES NAMED IN THE ENCLOSED PROXY STATEMENT TO VOTE YOUR SHARES FOR YOU BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD OR FOLLOWING THE INSTRUCTIONS IN THE PROXY STATEMENT TO APPOINT THE PROXIES BY INTERNET, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOUR SHARES ARE HELD IN “STREET NAME” BY A BROKER OR OTHER NOMINEE, ONLY THE RECORD HOLDER OF YOUR SHARES MAY VOTE THEM FOR YOU, SO YOU SHOULD FOLLOW YOUR BROKER’S OR NOMINEE’S DIRECTIONS AND GIVE IT INSTRUCTIONS AS TO HOW IT SHOULD VOTE YOUR SHARES. DOING THAT WILL HELP US ENSURE THAT YOUR SHARES ARE REPRESENTED AND THAT A QUORUM IS PRESENT AT THE ANNUAL MEETING. THE GIVING OF AN APPOINTMENT OF PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE IT OR TO ATTEND THE MEETING AND VOTE IN PERSON.

THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT, AND ANNUAL REPORT ARE AVAILABLE IN THE INVESTOR RELATIONS SECTION OF OUR WEBSITE, WWW.PARAGONBANK.COM.
By Order of the Board of Directors Robert C. Hatley President and Chief Executive Officer

October 20, 2017

PARAGON COMMERCIAL CORPORATION

Proxy Statement For The
Annual Meeting of Shareholders
To Be Held November 28, 2017

TABLE OF CONTENTS

Page
GENERAL	1
Proposals to be Voted on at the Annual Meeting	1
How You Can Vote at the Annual Meeting	2
Solicitation and Voting of Proxy Cards	2
Revocation of Proxy Cards; How You Can Change Your Vote	3
Expenses of Solicitation	4
Record Date	4
Voting Securities	4
Voting Procedures; Quorum; Votes Required for Approval	4
Beneficial Ownership of Our Common Stock	4
Section 16(a) Beneficial Ownership Reporting Compliance	6
PROPOSAL 1: ELECTION OF DIRECTORS	7
Nominees	7
2017 Director Nominees	8
Other Directors Not Up For Re-Election at this Meeting	8
Required Vote	9
CORPORATE GOVERNANCE	10
Board Leadership Structure	10
Board’s Role in Risk Management	10
Code of Ethics	10
Director Independence	11
Director Relationships	11
Selection of Nominees for the Board of Directors	11
Meetings of the Board of Directors	12
Committees of the Board of Directors	12
Compensation Committee Interlocks and Insider Participation	14
Indebtedness of and Transactions with Management	14
DIRECTOR COMPENSATION	15
EXECUTIVE OFFICERS	16
EXECUTIVE COMPENSATION AND OTHER MATTERS	17
Employment Agreement	18
Change in Control Agreements	19
Salary Continuation and Endorsement Split Dollar Agreements	19
Nonequity Incentive Compensation	20
2006 Omnibus Stock Incentive Plan	21
2016 and 2015 Restricted Stock Grants	23
Outstanding Equity Awards at Fiscal Year-End	24
Employee Stock Purchase Plan	24
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	26
Ordinary Banking Relationships	26
Policies and Procedures Regarding Related Party Transactions	26
PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITORS	27
Report of the Audit Committee	28
OTHER MATTERS	29
PROPOSALS FOR 2018 ANNUAL MEETING	29
INTERNET AND ELECTRONIC AVAILABILITY OF PROXY MATERIALS	29
HOUSEHOLDING MATTERS	29
SHAREHOLDER COMMUNICATIONS	30
MISCELLANEOUS	30

i

PARAGON COMMERCIAL CORPORATION
3535 GLENWOOD AVENUE
RALEIGH, NORTH CAROLINA 27612
(919) 788-7770

_________________________

PROXY STATEMENT
_________________________

Mailing Date: On or about October 20, 2017

ANNUAL MEETING OF SHAREHOLDERS

To Be Held
November 28, 2017

GENERAL

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Paragon Commercial Corporation (the “Company”) of appointments of proxy for use at the annual meeting of the Company’s shareholders (the “Annual Meeting”) to be held on November 28, 2017, at 3:00 p.m., at the Company’s corporate offices located at 3535 Glenwood Avenue, Raleigh, North Carolina 27612, and at any adjournments thereof. The Company’s proxy solicitation materials are being mailed to our shareholders on or about October 20, 2017. Unless otherwise indicated or unless the context requires otherwise, all references in this Proxy Statement to “we,” “us,” “our,” the “Company,” or similar references, mean Paragon Commercial Corporation. References to “Paragon Bank” or the “Bank” mean our wholly owned banking subsidiary, Paragon Commercial Bank.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON NOVEMBER 28, 2017:

Copies of this Proxy Statement are available in the
investor relations section of our website, www.paragonbank.com.

Proposals to be Voted on at the Annual Meeting

At the Annual Meeting, record holders of our common stock will consider and vote on proposals to:

●
elect two members of the Board of Directors for terms of three years;

●
ratify the appointment of Elliott Davis Decosimo, PLLC as the Company’s independent auditors for 2017; and

●
transact any other business properly presented for action at the Annual Meeting.

The Board of Directors recommends that you vote “FOR” the election of each of the two nominees for director named in this Proxy Statement and “FOR” Proposal 2.

How You Can Vote at the Annual Meeting

Record Holders. If your shares of our common stock are held of record in your name, you can vote at the Annual Meeting in one of the following ways:

●
you can attend the Annual Meeting and vote in person;
●
you can sign and return the proxy card enclosed with this Proxy Statement by mail using the enclosed envelope or by fax to 202-521-3464 and appoint the “Proxies” named below to vote your shares for you at the meeting, or you can validly appoint another person to vote your shares for you;
●
you can call 1-866-752-VOTE (8683); or
●
you can appoint the Proxies to vote your shares for you by going to the internet website https://www.iproxydirect.com/PBNC. When you are prompted for your “control number,” enter the number printed on the enclosed proxy card and then follow the instructions provided.

You may appoint the Proxies by internet only until 11:59 p.m. Eastern Time on November 27, 2017, which is the day before the Annual Meeting date. If you appoint the Proxies by internet, you need not sign and return a proxy card. You will be appointing the Proxies to vote your shares on the same terms and with the same authority as if you marked, signed and returned a proxy card. The authority you will be giving the Proxies is described below and in the proxy card enclosed with this Proxy Statement.

Shares Held in “Street Name.” Only the record holders of shares of our common stock or their appointed proxies may vote those shares. As a result, if your shares of our common stock are held for you in “street name” by a broker or other nominee, then only your broker or nominee (i.e. the record holder) may vote them for you, or appoint the Proxies to vote them for you, unless you make arrangements for your broker or nominee to assign its voting rights to you or for you to be recognized as the person entitled to vote your shares. You will need to follow the directions your broker or nominee provides you and give it instructions as to how it should vote your shares by completing and returning to it the voting instruction sheet you received with your copy of our Proxy Statement (or by following any directions you received for giving voting instructions electronically). Brokers and other nominees who hold shares in street name for their clients typically have the discretionary authority to vote those shares on “routine” matters when they have not received instructions from beneficial owners of the shares. However, they may not vote those shares on non-routine matters (including the election of directors) unless their clients give them voting instructions. To ensure that shares you hold in street name are represented at the Annual Meeting and voted in the manner you desire, it is important that you instruct your broker or nominee as to how it should vote your shares.

Solicitation and Voting of Proxy Cards

If you are the record holder of your shares of our common stock, a proxy card is included with this Proxy Statement that provides for you to name K. Wesley M. Jones, Curtis C. Brewer III and Thomas B. Oxholm, members of our Board, or any substitutes appointed by them, individually and as a group, to act as your “Proxies” and vote your shares at the Annual Meeting. We ask that you sign and date your proxy card and return it in the enclosed envelope, or follow the instructions above for appointing the Proxies by internet, so that your shares will be represented at the meeting.

If you sign a proxy card and return it so that we receive it before the Annual Meeting, or you appoint the Proxies by internet, the shares of our common stock that you hold of record will be voted by the Proxies according to your instructions. If you sign and return a proxy card or appoint the Proxies by internet, but you do not give any voting instructions, then the Proxies will vote your shares “FOR” the election of each of the two nominees for director named in Proposal 1 below and “FOR” Proposal 2. If, before the Annual Meeting, any nominee named in Proposal 1 becomes unable or unwilling to serve as a director for any reason, your proxy card or internet appointment will give the Proxies discretion to vote your shares for a substitute nominee named by our Board. We are not aware of any other business that will be brought before the Annual Meeting other than the election of directors and Proposal 2 described in this Proxy Statement, but, if any other matter is properly presented for action by our shareholders, your proxy card or internet appointment will authorize the Proxies to vote your shares according to their best judgment. The Proxies also will be authorized to vote your shares according to their best judgment on matters incident to the conduct of the meeting.

If you are a record holder of your shares and you do not return a proxy card or appoint the Proxies by internet, the Proxies will not have authority to vote for you and your shares will not be represented or voted at the Annual Meeting unless you attend the meeting in person or validly appoint another person to vote your shares for you.

Revocation of Proxy Cards; How You Can Change Your Vote

Record Holders. If you are the record holder of your shares and you sign and return a proxy card or appoint the Proxies by internet and later wish to change the voting instructions or revoke the authority you gave the Proxies, you can do so before the Annual Meeting by taking the appropriate action described below.

To change the voting instruction you gave the Proxies:

●
you can sign a new proxy card, dated after the date of your original proxy card, which contains your new instructions, and submit it to us so that we receive it before the voting takes place at the Annual Meeting;
●
if you voted by telephone, you can call 1-866-752-VOTE (8683) and change your voting instructions; or
●
if you appointed the Proxies by internet, you can send an e-mail to proxy@issuerdirect.com, including your control and request ID, and change your voting instructions.

The Proxies will follow the last voting instructions they receive from you before the Annual Meeting.

To revoke your proxy card or your appointment of the Proxies by internet:

●
you can give our Corporate Secretary a written notice, before the voting takes place at the Annual Meeting, that you want to revoke your proxy card or internet appointment; or
●
you can attend the Annual Meeting and notify our Corporate Secretary that you want to revoke your proxy card or internet appointment and vote your shares in person. Simply attending the Annual Meeting alone, without notifying our Corporate Secretary, will not revoke your proxy card or internet appointment.

Shares Held in “Street Name.” If your shares are held in “street name” and you want to change the voting instructions you have given to your broker or other nominee, you must follow your broker’s or nominee’s directions.

Expenses of Solicitation

The Company will pay the cost of preparing, assembling, and mailing this Proxy Statement and other proxy solicitation expenses. In addition to the use of the mails and the internet, appointments of proxy may be solicited in person or by telephone by officers, directors, and employees of the Company or its subsidiaries without additional compensation. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending the proxy materials to the beneficial owners of the Company’s common stock.

Record Date

The close of business on October 13, 2017, has been fixed as the record date (the “Record Date”) for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only those shareholders of record on that date will be eligible to vote on the proposals described herein.

Voting Securities

The voting securities of the Company are the shares of its common stock, of which 20,000,000 shares are authorized and 5,460,447 shares were issued and outstanding on October 13, 2017. There were 236 holders of record of the Company’s common stock as of such date.

Voting Procedures; Quorum; Votes Required for Approval

At the Annual Meeting, each shareholder will be entitled to one vote for each share of common stock held of record on the Record Date on each matter submitted for voting.

A majority of the shares of the Company’s common stock issued and outstanding on the Record Date must be present in person or by proxy to constitute a quorum for the conduct of business at the Annual Meeting.

Assuming a quorum is present; in the case of Proposal 1 below, the two nominees receiving the greatest number of votes shall be elected. In the case of Proposal 2 below, for such proposal to be approved, the number of votes cast for approval must exceed the number of votes cast against the proposal. Abstentions and broker non-votes will have no effect.

Beneficial Ownership of Our Common Stock

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of October 13, 2017 for:

●
each of our named executive officers;
●
each of our directors;
●
all of our named executive officers and directors as a group; and
●
each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of October 13, 2017 pursuant to the exercise of options, warrants or other rights, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. The table below calculates the percentage of beneficial ownership of our common stock based on 5,460,447 shares of common stock outstanding as of October 13, 2017.

Except as indicated in footnotes to this table, we believe that the shareholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such shareholders. The address for each director and executive officer listed is: c/o Paragon Commercial Corporation, 3535 Glenwood Avenue, Raleigh, NC 27612.

Name	Shares Beneficially Owned	%
Directors and named executive officers:
Curtis C. Brewer III	45,019(1)	*
Steven E. Crouse	14,100(2)	*
Matthew C. Davis	22,517(3)	*
Roy L. Harmon, Jr.	855,250(4)	15.66
Robert C. Hatley	113,717(5)	2.08
K. Wesley M. Jones	54,125(6)	*
Howard Jung	107,010(7)	1.96
Thomas B. Oxholm	30,825(8)	*
F. Alton Russell	31,400(9)	*
All directors and named executive officers as a group (9 persons)	1,273,963	23.29

Greater than 5% shareholders
BancTenn Corp(10)	800,125	14.65
Banc Fund VI L.P.(11)	363,911	6.66
_________________

* Represents less than 1% of the shares outstanding.

(1)
Mr. Brewer’s ownership includes (i) 43,644 shares held by Mr. Brewer personally and (ii) 1,375 shares owned by Mr. Brewer’s spouse, as to which Mr. Brewer disclaims beneficial ownership. Excludes 500 shares of restricted stock with respect to which Mr. Brewer has no voting or investment power and is not expected to acquire voting or investment power within 60 days of October 13, 2017.

(2)
Mr. Crouse’s ownership includes (i) 11,225 shares held by Mr. Crouse personally and (ii) 2,875 shares that may be acquired within 60 days of October 13, 2017 by exercising stock options. Excludes 1,955 shares of restricted stock with respect to which Mr. Crouse has no voting or investment power and is not expected to acquire voting or investment power within 60 days of October 13, 2017.

(3)
Mr. Davis’s ownership includes (i) 19,517 shares held by Mr. Davis personally; (ii) 250 shares held jointly with Mr. Davis’s spouse; and (iii) 2,750 shares that may be acquired within 60 days of October 13, 2017 by exercising stock options. Excludes 1,955 shares of restricted stock with respect to which Mr. Davis has no voting or investment power and is not expected to acquire voting or investment power within 60 days of October 13, 2017.

(4)
Mr. Harmon’s ownership includes (i) 42,875 shares held by Mr. Harmon personally; (ii) 12,250 shares owned by Mr. Harmon’s spouse, as to which Mr. Harmon disclaims beneficial ownership; and (iii) 800,125 shares held by BancTenn Corp. Mr. Harmon is an officer and member of the board of directors of BancTenn Corp and disclaims beneficial ownership of the shares owned by BancTenn Corp except to the extent of his pecuniary interest therein. Excludes 500 shares of restricted stock with respect to which Mr. Harmon has no voting or investment power and is not expected to acquire voting or investment power within 60 days of October 13, 2017.

(5)
Mr. Hatley’s ownership includes (i) 104,217 shares held by Mr. Hatley personally; (ii) 250 shares held jointly with Mr. Hatley’s spouse; (iii) 4,500 shares owned by Mr. Hatley’s spouse, as to which Mr. Hatley disclaims beneficial ownership; (iv) 5,000 shares that may be acquired within 60 days of October 13, 2017 by exercising stock options; and (v) 38,375 shares pledged as collateral. Excludes 5,063 shares of restricted stock with respect to which Mr. Hatley has no voting or investment power and is not expected to acquire voting or investment power within 60 days of October 13, 2017.

(6)
Mr. Jones’s ownership includes (i) 54,125 shares held by Mr. Jones personally and (ii) 47,875 shares pledged as collateral. Excludes 500 shares of restricted stock with respect to which Mr. Jones has no voting or investment power and is not expected to acquire voting or investment power within 60 days of October 13, 2017.

(7)
Mr. Jung’s ownership includes (i) 66,425 shares held by Mr. Jung personally and (ii) 40,585 shares owned by Mr. Jung’s spouse, as to which Mr. Jung disclaims beneficial ownership. Excludes 500 shares of restricted stock with respect to which Mr. Jung has no voting or investment power and is not expected to acquire voting or investment power within 60 days of October 13, 2017.

(8)
Mr. Oxholm’s ownership includes (i) 26,825 shares held by Mr. Oxholm personally and (ii) 4,000 shares held jointly with Mr. Oxholm’s spouse. Excludes 500 shares of restricted stock with respect to which Mr. Oxholm has no voting or investment power and is not expected to acquire voting or investment power within 60 days of October 13, 2017.

(9)
Mr. Russell’s ownership includes (i) 5,675 shares held by Mr. Russell personally; (ii) 14,500 shares held jointly with Mr. Russell’s spouse; and (iii) 11,225 shares owned by Mr. Russell’s spouse, as to which Mr. Russell disclaims beneficial ownership. Excludes 500 shares of restricted stock with respect to which Mr. Russell has no voting or investment power and is not expected to acquire voting or investment power within 60 days of October 13, 2017.

(10)	As reported on a Schedule 13G filed on February 13, 2017. The mailing address for BancTenn Corp is P.O. Box 4980, Johnson City, Tennessee 37602-4980.

(11)
As reported on a Schedule 13G filed on February 15, 2017, includes 106,171 shares held by Banc Fund VII L.P.; 116,250 shares held by Banc Fund VIII L.P.; and 141,490 shares held by Banc Fund IX L.P. The mailing address for all of these entities is 20 North Wacker Drive, Suite 3300, Chicago, IL 60606.

Section 16(a) Beneficial Ownership Reporting Compliance

Directors and executive officers of the Company are required by federal law to file reports with the Securities and Exchange Commission (the “SEC”) regarding the amount of, and changes in, their beneficial ownership of the Company’s common stock. Based upon a review of copies of reports received by the Company, all required reports of directors and executive officers of the Company during 2016 were filed on a timely basis. Through October 13, 2017, one Form 4 reporting the February 22, 2017 purchase of 24 shares of common stock by Triangle Market President Brian K. Reid was filed late on February 28, 2017, and one Form 4 reporting the May 10, 2017 acquisition of shares pursuant to a stock option (net of shares withheld to cover tax payments) by Director F. Alton Russell was filed late on May 15, 2017.

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees

Our Board currently consists of seven members and is divided into three classes of approximately equal size, the members of which each serve for a staggered three-year term or until a successor has been elected and qualified. The term of office of one class of directors expires each year in rotation so that one class is elected at each annual meeting for a full three-year term. Our directors, Howard Jung and Robert C. Hatley, have been nominated to fill a three-year term expiring in 2020. The two other classes of directors, who were elected or appointed for terms expiring at the annual meetings in 2018 and 2019, respectively, will remain in office.

If you are a shareholder of record, unless you mark your proxy card to withhold authority to vote, the proxy holder will vote the proxies received by it for the two nominees named below, each of whom is currently a director and each of whom has consented to be named in this Proxy Statement and to serve if elected. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, your proxy will be voted for any nominee designated by the Board to fill the vacancy. We do not expect that any nominee will be unable or will decline to serve as a director. If you are a beneficial owner of shares held in street name and you do not provide your broker with voting instructions, your broker may not vote your shares on the election of directors. Therefore, it is important that you vote.

The name of and certain information regarding each nominee as of October 13, 2017 is set forth below, together with information regarding our directors remaining in office. This information is based on data furnished to us by the nominees and directors. There is no family relationship between any director, executive officer or person nominated to become a director or executive officer. The business address for each nominee for matters regarding the Company is 3535 Glenwood Avenue, Raleigh, North Carolina 27612.

Director Nominees with Terms Expiring in 2017

Name	Age	Position(s) with the Company	Director Since
Howard Jung	70	Chairman of the Board	2001
Robert C. Hatley	66	President, Chief Executive Officer, and Director	2001

Directors with Terms Expiring in 2018

Name	Age	Position(s) with the Company	Director Since
Curtis C. Brewer III	74	Director	2001
F. Alton Russell	77	Director	2012

Directors with Terms Expiring in 2019

Name	Age	Position(s) with the Company	Director Since
Roy L. Harmon, Jr.	63	Director	2004
K. Wesley M. Jones	60	Director	2010
Thomas B. Oxholm	61	Director	2016

2017 Director Nominees

Below each nominee’s biography is an assessment of the nominee’s qualifications, attributes, skills and experience that led us to believe that each nominee is well-qualified to serve on the Board.

Howard Jung — Chairman of the Board

Mr. Jung has served as Chairman of the Bank’s board of directors since 1999 and as Chairman of the Company’s board of directors since 2001. He serves on the Company’s audit, compensation, and nominating and corporate governance committees. Mr. Jung has extensive prior experience as a corporate director, having served as a director of the Ace Hardware Corporation from 1987 to 1996 and as Chairman of the Board at Ace Hardware Corporation from 1998 to 2003. Mr. Jung also has extensive executive experience in business. He owned and served as Vice President of Ace Hardware Stores, Inc. in Raleigh, North Carolina from 1997 to 2016. Mr. Jung graduated with a Bachelor of Science degree in Biology from the University of Illinois. We believe Mr. Jung’s extensive experience in executive management and business ownership brings to the Board important skills and qualify him to serve as one of our directors.

Robert C. Hatley — President, Chief Executive Officer, and Director

Mr. Hatley founded Paragon Bank in August 1998 and has been the President, Chief Executive Officer and a director since that time. He also serves as the President, Chief Executive Officer and a director of the Company. Mr. Hatley began his banking career at Wachovia Bank. Over the course of his fourteen years with Wachovia, Mr. Hatley served as a field representative, a credit manager, a branch manager, and a city executive. From 1994 to 1998, Mr. Hatley was Regional Market Manager for Wake County, RBC Centura (now PNC Bank). Prior to this, during the period from 1989 to 1994, Mr. Hatley was the City Executive for Cary, North Carolina, RBC Centura. Mr. Hatley graduated with a Bachelor of Science in Business Administration from Appalachian State University. We believe Mr. Hatley’s extensive banking experience brings to the Board important skills and qualify him to serve as one of our directors.

Other Directors Not Up For Re-Election at this Meeting

Curtis C. Brewer III — Director

Mr. Brewer has served on the Board since July 2001 and serves on the Company’s audit committee. From January 2001 until June 2015, Mr. Brewer was the owner of Curtis C. Brewer, III Commercial Real Estate. Mr. Brewer was also a real estate broker with Spectrum Properties Management Company from 1997 until 2002 and Capital Associates Limited Partnership from 1995 until 1997. Prior to Mr. Brewer’s career in real estate, he was employed in the banking industry from 1965 to 1995. From 1972 until 1995 Mr. Brewer was employed at United Carolina Bank, which merged into BB&T Corporation in 1997, and last held the position of Senior Vice President and Regional Executive. Mr. Brewer graduated with a Bachelor of Science degree in business administration from the University of North Carolina at Chapel Hill. We believe Mr. Brewer’s experience as a real estate broker and prior extensive experience in the banking industry make him uniquely qualified to serve as one of our directors.

Roy L. Harmon, Jr. — Director

Mr. Harmon has served as a member of the Board since May 2004. He has also served as a member of the board of directors of Paragon Bank since December 2000. Mr. Harmon has extensive prior experience as a director of a financial institution, serving as a director of both Bank of Tennessee and its parent company, BancTenn Corp. Mr. Harmon also has extensive executive experience in banking. He is presently the Chairman and Chief Executive Officer of Bank of Tennessee and Vice Chairman and Executive Vice President of BancTenn Corp, where he has been employed since September 1991. Mr. Harmon graduated with an accounting degree from the University of Tennessee, Knoxville. He has been a certified public accountant since 1976. We believe Mr. Harmon’s extensive experience in the commercial banking industry and as a CPA brings to the Board important skills and qualify him to serve as one of our directors.

K. Wesley M. Jones — Director

Mr. Jones has served as a member of the Board since 2010 and serves on the Company’s compensation committee. He has also served as a member of the board of directors of Paragon Bank since 2008. Currently, Mr. Jones is the Managing Partner of FiveOaks Capital, LLC, a private investment firm, in Charlotte, North Carolina, a position he has held since September 2001. Since 2006, Mr. Jones has been a director and the Chairman of Edison Nation Holdings, LLC. Mr. Jones attended the University of Tennessee. We believe Mr. Jones’s extensive experience in the capital markets and private investment industry brings to the Board important skills and qualify him to serve as one of our directors.

Thomas B. Oxholm — Director

Mr. Oxholm has served as a member of the board of directors of Paragon Bank since February 2004 and as a member of the Company’s Board since January 2016. He serves on the Company’s audit committee and the nominating and corporate governance committee. Mr. Oxholm has extensive prior experience as a director, serving on the board of directors for WakeMed Health and Hospitals from May 2003 until May 2013, where he was Chairman from 2011 until 2013. He was elected to and served on the Wake County Board of Education from 1999–2003, serving as finance committee chairman. He currently serves on the governing body of WakeMed Key Community Care, LLC and on the board of directors of the Public School Forum of North Carolina, Inc. Mr. Oxholm also has extensive executive experience in business. After nine years with KPMG, since 1986, Mr. Oxholm has been with Wake Stone Corporation as its Vice President - Finance and Administration. Mr. Oxholm graduated with a Bachelor of Science degree in Business Administration from the University of North Carolina at Chapel Hill in 1976. He has been a certified public accountant since 1979. We believe Mr. Oxholm’s extensive business experience, particularly in the areas of audit and finance, and as a CPA, bring to the Board important skills and qualify him to serve on our Board.

F. Alton Russell — Director

Mr. Russell joined the Board in December 2012. He serves on the Company’s compensation committee and the nominating and corporate governance committee. Mr. Russell is retired. From October 1983 to his retirement in June 2016, Mr. Russell served as Chairman and Counsel for the Title Company of North Carolina headquartered in Raleigh with offices in seven locations across the state. Mr. Russell was also the Senior Vice President of Old Republic National Title Insurance Company, a position he held from 1995 until his retirement in June 2016. Mr. Russell graduated with a Bachelor of Science degree in Business Administration from the Kenan-Flagler Business School at the University of North Carolina and holds a Juris Doctor degree from the University of North Carolina School of Law. We believe Mr. Russell’s extensive legal experience in banking and title companies brings to the Board important skills and qualify him to serve as one of our directors.

Required Vote

The two nominees for director receiving the greatest number of votes shall be elected. Votes withheld from any nominee are counted only for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. While broker non-votes will be counted for purposes of determining the presence or absence of a quorum, they will not be counted for purposes of determining the number of shares represented and voted with respect to the particular proposal on which the broker has expressly not voted and, accordingly, will not affect the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR OF THE COMPANY FOR A TERM OF THREE YEARS.

CORPORATE GOVERNANCE

Board Leadership Structure

Our Board has a chairman whose duties are described in our Bylaws, and it performs its oversight role through various committees. The Board may select any of its members as its Chairman, and has no formal policy as to whether our Chief Executive Officer will serve as Chairman or whether any other director, including a non-employee or independent director, may be elected to serve as Chairman.

We have separated the position of Chairman of the Board and that of Chief Executive Officer. While our Board believes the separation of these positions serves our Company well, and intends to maintain this separation where appropriate and practicable, the Board does not believe that it is appropriate to prohibit one person from serving as both Chairman of the Board and Chief Executive Officer. We believe our leadership structure is appropriate at this time for our Company.

At present, the position of Chairman is held by Howard Jung and the position of Chief Executive Officer is held by Robert C. Hatley.

Board’s Role in Risk Management

Risk is inherent in any business, and, as is the case with other management functions, our senior management has primary responsibility for managing the risks we face. However, as a financial institution, our business involves financial risks that do not exist, or that are more extensive than, the risks that exist in some other types of businesses. We are subject to extensive regulation that requires us to assess and manage those risks, and during their periodic examinations, our regulators assess our performance in that regard. As a result, the Board is actively involved in overseeing our risk management programs.

The Board administers its oversight function primarily through committees, which may be established as separate or joint committees of the boards of the Company and/or the Bank. Those committees include our audit committee, compensation committee, and nominating and corporate governance committee. The Board approves and periodically reviews the Bank’s operating policies and procedures.

We believe the Board’s involvement in our risk management results in Board committees that are more active than those of corporations that are not financial institutions or that are not regulated as extensively as financial institutions. We believe this committee activity enhances our Board’s effectiveness and leadership structure by providing opportunities for non-employee directors to become familiar with the Bank’s critical operations and actively involved in the Board’s oversight role with respect to risk management, as well as its other oversight functions.

Code of Ethics

The Board has adopted a Code of Ethics and Business Conduct, which applies to our directors and executive officers, and, among other things, is intended to promote:

●
honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest;
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full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to the SEC and in other public communications we make;

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compliance with applicable governmental laws, rules and regulations;
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the protection of our assets, including corporate opportunities and confidential information;
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fair dealing practices;
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the deterrence of wrongdoing; and
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accountability for adherence to the Code of Ethics and Business Conduct.

A copy of the Code of Ethics and Business Conduct is posted in the investor relations section of the Company’s website at www.paragonbank.com.

Director Independence

With the exception of Messrs. Hatley and Harmon, each member of the Company’s Board is “independent” as defined by Nasdaq listing standards and the regulations promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”). In making this determination, the Board considered certain transactions with directors for the provision of goods or services to the Company and the Bank. All such transactions were conducted at arm’s length upon terms no less favorable than those that would be available from an independent third party.

Director Relationships

No director is a director or nominee for director of a corporation with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act, or any corporation registered as an investment company under the Investment Company Act of 1940.

There are no family relationships among the Company’s directors and executive officers.

Selection of Nominees for the Board of Directors

The nominating and corporate governance committee of our Board has the responsibility for recommending which directors should stand for re-election to the Board and the selection of new directors to serve on the Board. The committee has formulated the following qualifications for director candidates:

●
having a basic knowledge of the banking industry, the financial regulatory system, and the laws and regulations that govern the operation of the Company;
●
a willingness to put the interests of the Company ahead of personal interests;
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exercising independent judgment and actively participating in decision making;
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having an inquiring and independent mind, practical wisdom, and sound judgment;
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a willingness to avoid conflicts of interest;
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having a background, knowledge, and experience in business or another discipline to facilitate oversight of the Bank;
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a willingness and ability to commit the time necessary to prepare for and regularly attend Board and committee meetings; and
●
equity ownership in the Company.

The committee also considers diversity of experience in selecting candidates for director.

The Company’s Bylaws permit any shareholder of record to nominate candidates for director. Shareholders wishing to nominate a candidate for director must deliver a written nomination to our Corporate Secretary not less than 120 days prior to the meeting of shareholders at which time nominees will be considered for election to the Board.

Meetings of the Board of Directors

There were four meetings of the Board during 2016. All of our directors attended at least 75% of the aggregate of all meetings of the Board and the committees on which he served during 2016. Although we do not have a formal written policy with respect to directors’ attendance at our annual meeting of shareholders, we generally encourage all directors to attend. All of our directors who were on the Board at that time attended the annual meeting of shareholders in May 2016.

Committees of the Board of Directors

Our Board has the authority to appoint committees to perform certain management and administrative functions. Our Board of Directors has three permanent committees: the audit committee, the compensation committee, and the nominating and corporate governance committee. Each of these committees operates under a written charter approved by the Board that sets out the committee’s duties and responsibilities. We believe that each member of these committees is an “independent director” as that term is defined by Nasdaq’s listing standards. Copies of the charters of each of these committees are posted in the investor relations section of the Company’s website at www.paragonbank.com.

In addition, from time to time, special committees may be established under the direction of our Board when necessary to address specific issues.

Information about each of the permanent committees of the Board follows:

Audit Committee. The current members of the audit committee are Messrs. Brewer, Jung and Oxholm. The audit committee met three times during our 2016 fiscal year. The audit committee is responsible for the following, among other things:

●
appointing, terminating, compensating, and overseeing the work of any accounting firm engaged to prepare or issue an audit report or other audit, review or attest services;
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reviewing and approving, in advance, all audit and non-audit services to be performed by the independent auditor, taking into consideration whether the independent auditor’s provision of non-audit services to us is compatible with maintaining the independent auditor’s independence;
●
reviewing and discussing the adequacy and effectiveness of our accounting and financial reporting processes and controls and the audits of our financial statements;
●
establishing and overseeing procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by our employees regarding questionable accounting or auditing matters;
●
investigating any matter brought to its attention within the scope of its duties and engaging independent counsel and other advisors as the audit committee deems necessary;
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determining compensation of the independent auditors and of advisors hired by the audit committee and ordinary administrative expenses;

●
reviewing and discussing with management and the independent auditor the annual and quarterly financial statements prior to their release;
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monitoring and evaluating the independent auditor’s qualifications, performance, and independence on an ongoing basis;
●
reviewing reports to management prepared by the internal audit function, as well as management’s response;
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reviewing and assessing the adequacy of the formal written charter on an annual basis;
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reviewing and approving related-party transactions for potential conflict of interest situations on an ongoing basis; and
●
handling such other matters that are specifically delegated to the audit committee by the Board from time to time.

The Board has determined that Thomas B. Oxholm satisfies the requirements for independence and financial literacy under the rules and regulations of Nasdaq and the SEC, and that he qualifies as an “audit committee financial expert” as such term is defined in Item 407(d) of Regulation S-K promulgated by the SEC. The designation does not impose on Mr. Oxholm any duties, obligations or liabilities that are greater than those generally imposed on members of our audit committee and the Board.

Compensation Committee. The current members of the Company’s compensation committee are Messrs. Jones, Jung and Russell. The Company’s compensation committee did not meet during our 2016 fiscal year. Prior to our initial public offering, or IPO, in June 2016, the Company did not have a separately standing compensation committee. All compensation committee functions were carried out by the Bank’s compensation committee prior to our IPO. The Company’s compensation committee was established in connection with our IPO. The Company’s compensation committee is responsible for the following, among other things:

●
reviewing and approving the compensation, employment agreements and severance arrangements, and other benefits of all of our executive officers and key employees;
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reviewing and approving, on an annual basis, the corporate goals and objectives relevant to the compensation of the executive officers, and evaluating their performance in light thereof;
●
reviewing and making recommendations, on an annual basis, to the Board with respect to director compensation;
●
reviewing any analysis or report on executive compensation required to be included in the annual proxy statement and periodic reports pursuant to applicable federal securities rules and regulations, and recommending the inclusion of such analysis or report in our proxy statement and period reports;
●
reviewing and assessing, periodically, the adequacy of the formal written charter; and
●
such other matters that are specifically delegated to the compensation committee by the Board from time to time.

Our Board has determined that each member of our compensation committee meets the requirements for independence under the rules of Nasdaq and SEC rules and regulations and is a “non-employee director” as defined in Section 16 of the Exchange Act.

In 2016, the compensation committee engaged Blanchard Consulting Group, a national compensation consulting company, in connection with its review of the amount and form of executive and director compensation. The committee instructed Blanchard to provide a comparative peer review of executive and director compensation. The purpose of the review was to assess compliance with our compensation philosophy and assure the competitiveness of our compensation packages.

Nominating and Corporate Governance Committee. The current members of the Company’s nominating and corporate governance committee are Messrs. Jung, Oxholm and Russell. The Company’s nominating and corporate governance committee did not meet during our 2016 fiscal year. Prior to our IPO, the Company did not have a separately standing nominating and corporate governance committee. All nominating and corporate governance committee functions were carried out by the Bank’s governance committee prior to our IPO. The Company’s nominating and corporate governance committee was established in connection with our IPO. The Company’s nominating and corporate governance committee is responsible for the following, among other things:

●
identifying and screening candidates for the Board, and recommending nominees for election as directors;
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establishing procedures to exercise oversight of the evaluation of the Board and management;
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developing and recommending to the Board a set of corporate governance guidelines, as well as reviewing these guidelines and recommending any changes to the Board;
●
reviewing the structure of the Board’s committees and recommending to the Board for its approval directors to serve as members of each committee, and where appropriate, making recommendations regarding the removal of any member of any committee;
●
developing and reviewing our Code of Ethics and Business Conduct, evaluating management’s communication of the importance of the code, and monitoring compliance with the code;
●
reviewing and assessing the adequacy of the formal written charter on an annual basis; and
●
generally advising the Board on corporate governance and related matters.

Our Board has determined that each member of our nominating and corporate governance committee meets the requirements for independence under the rules of Nasdaq.

Compensation Committee Interlocks and Insider Participation

None of the current members of our compensation committee is or has been an officer or employee of our Company. None of our executive officers currently serve, or in the past year has served, as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board) or as a director of any entity that has one or more executive officers serving on our compensation committee or our Board.

Indebtedness of and Transactions with Management

The Company’s bank subsidiary, Paragon Commercial Bank, has had, and expects to have in the future, banking and other transactions in the ordinary course of business with certain of its current directors, nominees for director, executive officers and associates. All such transactions are made on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing for comparable transactions with persons not related to the lender, and do not involve more than the normal risk of collection or present other unfavorable features. Loans made by Paragon Commercial Bank to directors and executive officers are subject to the requirements of Regulation O of the Board of Governors of the Federal Reserve System. Regulation O requires, among other things, prior approval of the Board with any “interested director” not participating, dollar limitations on amounts of certain loans and prohibits any favorable treatment being extended to any director or executive officer in any of the bank’s lending matters.

DIRECTOR COMPENSATION

Board Fees. During the fiscal year ended December 31, 2016, each non-employee director received a fee of $500 per board meeting attended for the Company and the Bank and $300 per committee meeting attended. For service as a director of the Bank, each director also received an annual retainer of $40,000. Committee chairs received an additional annual retainer of $2,500 ($5,000 for the chairs of the Compensation Committee and the Audit Committee) and the chairman of the Board received an additional annual retainer of $5,000. Non-employee directors also received an annual retainer of $15,000 for serving on the Company’s Board.

The following table presents a summary of all compensation paid by the Company to its non-employee directors for their service during the year ended December 31, 2016. Directors of the Company who are also employees are not separately compensated for their service on the Board.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Curtis C. Brewer III	$66,600	$--	--	--	--	--	$66,600
Roy L. Harmon, Jr.	46,900	--	--	--	--	--	46,900
K. Wesley M. Jones	62,600	--	--	--	--	--	62,600
Howard Jung	76,300	--	--	--	--	--	76,300
Thomas B. Oxholm	67,250	--	--	--	--	--	67,250
F. Alton Russell	66,500	--	--	--	--	--	66,500
____________

(1)
At December 31, 2016, the following restricted stock awards were outstanding: Mr. Brewer – 1,000 shares; Mr. Harmon – 1,000 shares; Mr. Jones – 1,000 shares; Mr. Jung – 1,000 shares; Mr. Oxholm – 1,000 shares; and Mr. Russell – 1,000 shares.

(2)
At December 31, 2016, the following option awards were outstanding: Mr. Brewer – 1,875 shares; Mr. Harmon – 1,875 shares; Mr. Jones – 0 shares; Mr. Jung – 1,875 shares; Mr. Oxholm – 1,875 shares; and Mr. Russell – 1,875 shares.

EXECUTIVE OFFICERS

The following table sets forth certain information regarding the Company’s current executive officers.

Name	Age	Position	Business Experience
Robert C. Hatley	66	President and Chief Executive Officer
Founded Paragon Bank in August 1998 and has been the President, Chief Executive Officer and a director since that time. He also serves as the President, Chief Executive Officer and a director of the Company. Mr. Hatley began his banking career at Wachovia Bank. Over the course of his fourteen years with Wachovia, Mr. Hatley served as a field representative, a credit manager, a branch manager, and a city executive. From 1994 to 1998, Mr. Hatley was Regional Market Manager for Wake County, RBC Centura (now PNC Bank). Prior to this, during the period from 1989 to 1994, Mr. Hatley was the City Executive for Cary, North Carolina, RBC Centura. Mr. Hatley graduated with a BS in Business Administration from Appalachian State University.

Steven E. Crouse	53	Executive Vice President and Chief Financial Officer
Joined Paragon Bank as Executive Vice President and Chief Financial Officer in July 2005. He also serves as Executive Vice President and Chief Financial Officer of the Company. He has extensive financial experience, including as Senior Vice President, Finance and Chief Accounting Officer at Capital Bank in Raleigh from 1998 through 2005. Prior to that, Mr. Crouse spent eight years in public accounting at McGladrey & Pullen. Since 1990, Mr. Crouse has been a North Carolina State Board Certified Public Accountant. Mr. Crouse graduated with a BA in both Accounting and Business Management from North Carolina State University.

Matthew C. Davis	50	Executive Vice President and Chief Operating Officer
Executive Vice President and Chief Operating Officer at the Company and Paragon Bank, a position he has held since December 2012. He served as the Company’s Chief Credit Officer from June 2002 to December 2012. Prior to joining the Company, Mr. Davis was Vice President, Commercial Lending from 1996 through 1998 at RBC Centura Bank, which is now PNC Bank, National Association, in Cary, North Carolina. Before PNC Bank, Mr. Davis served as Assistant Vice President, Corporate Banking, from 1994 through 1996 at Wachovia Bank, which is now Wells Fargo & Company, in Charlotte, North Carolina. Mr. Davis graduated with a BA degree in Business Management and an MS in Management from North Carolina State University.

EXECUTIVE COMPENSATION AND OTHER MATTERS

The following summary compensation table shows all cash and non-cash compensation paid to or received or deferred by Robert C. Hatley, Steven E. Crouse, and Matthew C. Davis, who we refer to as our “named executive officers,” for services rendered to us and the Bank in all capacities during the fiscal years ended December 31, 2016 and 2015. Compensation paid to our named executive officers consisted of cash salary, bonus, stock awards, non-equity incentive plan compensation paid in cash, and other compensation as detailed in the footnotes provided.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards	Non-Equity Incentive Plan Compensation(3)	Non-Qualified DeferredCompensation Earnings	All Other Compensation	Total
Robert C. Hatley	2016	$425,000	$92,385	$69,073	--	$132,165	--	$50,841(4)	$769,464
President and Chief	2015	412,000	15,235	40,000	--	149,765	--	42,980(5)	659,980
Executive Officer
Steven E. Crouse	2016	$241,500	$64,899	$29,429	--	$75,101	--	$35,408(6)	$446,337
Executive Vice President	2015	230,000	11,393	17,260	--	83,607	--	30,738(7)	372,998
and Chief Financial Officer
Matthew C. Davis	2016	$241,500	$64,899	$29,429	--	$75,101	--	$28,456(8)	$439,385
Executive Vice President	2015	230,000	11,393	17,260	--	83,607	--	22,971(9)	365,231
and Chief Operating Officer
____________
(1)
Represents discretionary cash bonus earned for performance in the year indicated, which was paid to the named executive officer in the following year.

(2)
The assumptions used in estimating the fair value of restricted stock awards are set forth in Note 10 to the Company’s audited consolidated financial statements as of December 31, 2016 and 2015. Additional information regarding outstanding stock awards is contained in the table entitled “Outstanding Equity Awards at Fiscal Year-End” on page 24 ..

(3)
See “Nonequity Incentive Compensation” below for more information.

(4)
Includes $15,900 in 401(k) matching contributions; $3,512 of taxable benefit in connection with a split-dollar life insurance arrangement; $5,499 related to personal use of a Company-owned automobile; $12,036 in club dues; and $13,894 in insurance premiums (life, medical, dental, disability, and accidental death and dismemberment).

(5)
Includes $15,900 in 401(k) matching contributions; $3,103 of taxable benefit in connection with a split-dollar life insurance arrangement; $5,055 related to personal use of a Company-owned automobile; $12,417 in club dues; $4,800 in health insurance premiums; $1,489 in life insurance premiums; and $216 in accidental death and dismemberment insurance premiums.

(6)
Includes $15,900 in 401(k) matching contributions; $933 of taxable benefit in connection with a split-dollar life insurance arrangement; $6,300 in club dues; and $12,275 in insurance premiums (life, medical, dental, disability, and accidental death and dismemberment).

(7)
Includes $15,900 in 401(k) matching contributions; $1,288 of taxable benefit in connection with a split-dollar life insurance arrangement; $6,060 in club dues; $6,411 in health insurance premiums; $943 in life insurance premiums; and $137 in accidental death and dismemberment insurance premiums.

(8)
Includes $14,457 in 401(k) matching contributions; $697 of taxable benefit in connection with a split-dollar life insurance arrangement; and $13,302 in insurance premiums (life, medical, dental, disability and accidental death and dismemberment).

(9)
Includes $13,800 in 401(k) matching contributions; $733 of taxable benefit in connection with a split-dollar life insurance arrangement; $7,472 in health insurance premiums; $844 in life insurance premiums; and $122 in accidental death and dismemberment insurance premiums.

Employment Agreement

The Company and the Bank entered into an employment agreement with Robert C. Hatley on September 1, 2013, which was amended on October 27, 2015 and December 29, 2016. The employment agreement’s initial term concluded on December 31, 2016, and automatically extends for one additional year upon expiration of the initial term and any subsequent term, unless the Board determines not to extend the term. The employment agreement establishes the terms and conditions of Mr. Hatley’s employment relationship, including his initial base salary, and also provides for certain fringe benefits, such as use of an automobile, payment of certain club dues and reimbursement of reasonable business expenses. Mr. Hatley’s annual base salary for 2017 is set at $455,000. Mr. Hatley is also entitled to participate in any and all officer or employee compensation, bonus, incentive, and benefit plans, including plans providing pension, medical, dental, disability, and group life benefits.

The employment agreement may be terminated by the Company or the Bank with or without “cause” (as defined in the employment agreement). The employment agreement provides for severance benefits after either involuntary termination without cause or voluntary termination with “good reason” (as defined in the employment agreement), as well as benefits that become payable after a “change in control” (as defined in the employment agreement). Severance benefits are not payable for involuntary termination with cause or for voluntary termination without good reason. In the event of termination as a result of Mr. Hatley’s death during active service to the Company or the Bank, the Company and the Bank would provide, without cost, continued health care coverage to Mr. Hatley’s family for one year.

In the event of termination due to disability, Mr. Hatley will be entitled to (a) his base salary and all perquisites and other benefits (other than bonus) until he becomes eligible for benefits under any disability plan or insurance program and (b) any unpaid bonus or incentive compensation earned or accrued through the date of incapacity, including any unvested amounts awarded for previous years.

If Mr. Hatley’s employment terminates involuntarily without cause or voluntarily but with good reason and either such termination is a separation from service (as defined in the employment agreement), then Mr. Hatley will receive his base salary for the remaining term of the employment agreement and reasonable outplacement expenses in the discretion of the Board. Good reason for voluntary termination will exist if specified adverse changes in Mr. Hatley’s employment circumstances occur without his consent, such as a material diminution of his base salary, authority, duties, or responsibilities or a material change in the geographic location at which he must perform services for the Company or the Bank. Whether termination is involuntary without cause or voluntary but with good reason, Mr. Hatley will continue to receive his life and medical insurance benefits, at the expense of the Company or the Bank, until the first to occur of (a) Mr. Hatley’s return to employment at the Company, the Bank or another employer, (b) Mr. Hatley’s attainment of age 65, (c) Mr. Hatley’s death, or (d) a period of 18 months has elapsed since the date of termination.

Mr. Hatley will be entitled to an undiscounted lump-sum cash payment equal to 2.99 times his annual compensation if a change in control occurs while Mr. Hatley’s employment agreement is in effect.

Under the employment agreement, the Company and Bank agree to nominate Mr. Hatley for election as a director of the Company as is necessary for him to remain a director of the Company and that the Board of both the Company and the Bank shall undertake every lawful effort to ensure Mr. Hatley also remains a director of the Bank. Mr. Hatley also agrees to not compete directly or indirectly with the Company or the Bank for 24 months following termination of the employment agreement voluntarily by Mr. Hatley or for cause by the Company or the Bank.

Change in Control Agreements

The Company and the Bank entered into change-in-control agreements with each of Steven E. Crouse and Matthew C. Davis on March 28, 2013, as amended on May 20, 2014. The change in control agreements have an initial term that concluded on March 31, 2014, and automatically extend for one additional year upon expiration of the initial term and any subsequent term, unless the Board determines not to extend the term.

The change-in-control agreements provide that if a “change in control” (as defined in the change-in-control agreements) occurs during the term of the agreements and, within one year of such change in control, the applicable officer is terminated involuntarily without “cause” (as defined in the change-in-control agreements) or voluntarily with “good reason” (as defined in the change-in-control agreements), then the affected officer will be entitled to certain severance benefits, including a payment of 2.0 times annual compensation (paid in 18 equal monthly installments), continued life, health and disability insurance coverage for such officer and his family for the year following the termination unless such officer becomes employed by another employer first, and a cash bonus equal to any contribution that would have been made under any 401(k), retirement or profit-sharing plan had the termination not occurred before the end of the plan year. Good reason for voluntary termination will exist if specified adverse changes occur with respect to the employment circumstances of Mr. Crouse or Mr. Davis without their consent, such as a material reduction in base salary, benefits, duties or responsibilities, or a 25-mile change in the geographic location at which the officer must perform services for the Company. Mr. Crouse and Mr. Davis, respectively, will not be entitled to severance benefits if such officer (a) dies or becomes “totally disabled” (as defined in the change-in-control agreements) while actively employed by the Company or the Bank or (b) is terminated for cause.

Salary Continuation and Endorsement Split Dollar Agreements

The Bank has entered into amended and restated salary continuation agreements with each of Messrs. Hatley, Crouse and Davis. Each salary continuation agreement entitles the applicable officer to certain benefits upon a termination of the officer’s employment, unless such termination is for “cause” (as defined in the salary continuation agreements). The amount of the benefit payments and the timing of such payments vary depending on various factors, including, among other things, whether the termination of employment was voluntary or involuntary, whether such officer’s employment was terminated within 24 months after a change in control of the Company, and whether such officer had attained the age of 65 at the time the officer’s employment is terminated.

Under the salary continuation agreements, assuming an officer remains employed through his normal retirement age, which is 65 years old under the agreements, the officer will be entitled to an annual benefit payment, paid in equal monthly installments, for a period of 20 years. The annual benefit payment is $120,000 for Mr. Hatley, $132,000 for Mr. Crouse, and $100,000 for Mr. Davis, and such payments would commence following the termination of the officer’s employment. Pursuant to the terms of the salary continuation agreements, however, an officer is not entitled to benefit payments if the officer’s termination of employment is a termination with “cause” (as defined in the applicable agreement). Additionally, the amount of the annual benefit payment differs if the officer is terminated prior to reaching normal retirement age, as the aggregate amount paid over the 20-year period will be limited to the accrual balance as of the month end prior to the termination of employment. The only exception to the reduction in the annual benefit payment for an early termination would be in a change in control scenario. If the applicable officer has a separation from service that is an involuntary termination without cause or a voluntary termination with “good reason” (as defined in the salary continuation agreement), in either case within the 24-month period following a change in control, then the officer would still be entitled to the full annual benefit payment. The commencement of annual benefit payments in an early termination scenario (i.e., termination prior to normal retirement age) will be delayed until the officer reaches the age of 65, even if termination is following a change in control. Payments owed under the salary continuation agreements will be paid out in a lump sum to the designated beneficiary if the officer dies prior to receiving all payments to which the officer is entitled under the agreement.

On December 29, 2016, the Bank also entered into an additional salary continuation agreement with Mr. Davis. The terms of the agreement are similar to those described above. The annual benefit payment is $32,000. The accrued benefit vests over a period of ten years from January 1, 2017. The initial vesting date is December 31, 2022. If separation from service occurs before the initial vesting date, then Mr. Davis is 0% vested in the accrued benefit. Twenty percent of the accrued benefit vests on each of December 31, 2022, 2023, 2024, 2025, and 2026. Mr. Davis will be fully vested if separation from service occurs on or after December 31, 2026.

The foregoing summary description of the amended and restated salary continuation agreements is not complete and is qualified in its entirety by reference to the full agreements.

The Bank entered into endorsement split dollar agreements with each of Messrs. Hatley, Crouse and Davis on July 1, 2007. The endorsement split dollar agreements grant each officer the right to designate one or more beneficiaries for a portion of the death benefits payable under Bank-owned insurance policies on their lives. The Bank is responsible for paying all premiums due for each such policy. Upon the death of Messrs. Hatley, Crouse or Davis, provided such death occurs prior to separation from service (as defined in the salary continuation agreements), the designated beneficiary will be entitled to the lesser of (x) a portion of the net death proceeds equal to 60% of the “accrual balance” required at “normal retirement age” (as each term is defined in the salary continuation agreements) and (y) 100% of the net death proceeds, which amount will be payable by the insurer to the designated beneficiary. The term “net death proceeds” means the total death proceeds of the applicable officer’s life insurance policy minus such policy’s cash surrender value. The policy cash surrender value and the portion of the net death proceeds not payable to the deceased officer’s beneficiary are payable in their entirety to the Bank.

Nonequity Incentive Compensation

Our named executive officers are eligible for cash incentive payments. The amount of compensation depends on the Bank’s performance for the fiscal year in three metrics: net income, loan growth and local deposit growth. The compensation committee sets a target amount for each of these metrics. The named executive officers become eligible for incentive payments if the Bank’s results are at a threshold level representing 90% of the target amounts set by the compensation committee. At the threshold level, the named executive officers are eligible for payments equal to 12.5% of their annual salaries. The amount of the incentive payments increases proportionally as the Bank’s performance relative to the target amounts improves. If the Bank achieves the target amounts, then the named executive officers are eligible for payments equal to 25% of their annual salaries. If the Bank’s performance exceeds the target amounts by 25% or more, then the named executive officers are eligible for payments of 50% of their annual base salaries. The maximum amount of incentive compensation payable to any named executive officer for a given fiscal year is 50% of his annual salary.

2006 Omnibus Stock Incentive Plan

The shareholders of the Company approved the 2006 Omnibus Stock Incentive Plan at the 2006 annual meeting of shareholders. The 2006 Omnibus Plan authorizes the issuance of awards covering up to 312,500 shares of the Company’s common stock. The awards may be issued in the form of incentive stock option grants, non-qualified stock option grants, restricted stock grants, long-term incentive compensation units, or stock appreciation rights. The purpose of the Omnibus Plan is to increase the performance incentive for employees and directors of the Company, to encourage the continued employment of current employees, and to attract new employees and directors by facilitating their purchase of the common stock of the Company. The Omnibus Plan is administered by the compensation committee. Each grant under the Omnibus Plan is evidenced by a written agreement between the Company and the optionee/participant.

The 2006 Omnibus Plan expired in 2016 and no additional awards may be granted under the plan.

Options. The Company receives no monetary consideration for the granting of an option. The consideration, if any, that the Company receives from the granting of such stock options is the further dedication of its employees and directors in the performance of their responsibilities, duties and functions on behalf of the Company. Upon the exercise of options, the Company receives payment in the form of cash, shares of the common stock of the Company or both from the optionee in exchange for shares issued.

Incentive stock option grants. Options may be granted under the Omnibus Plan with the intention to qualify them as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code (“ISOs” and each an “ISO”). Under the Internal Revenue Code, ISOs may only be granted to eligible employees of the Company and afford favorable tax treatment to recipients upon compliance with certain restrictions but do not result in tax deductions to the Company.

Employees of the Company are eligible to receive an ISO grant under the Omnibus Plan at no cost to them at the grant date. The exercise price for options granted pursuant to the Omnibus Plan may not be less than 100% of the fair market value of the Company’s common stock on the date of grant. No ISO will be exercisable more than ten years after the date of its grant. In the case of an employee who owns more than 10% of the shares of the common stock of the Company at the time the ISO is granted, the option price may not be less than 110% of the fair market value of the Company’s common stock on the date of grant, and the ISO shall not be exercisable for more than five years from the date of its grant. The optionee cannot transfer or assign any option other than by will or in accordance with the laws of descent and distribution. In the event that a participant ceases to serve as an employee of the Company for the reason of retirement, an exercisable ISO will continue to be exercisable for three months but in no event after ten years from the date of its grant. In the event of the disability or in the event of the death of an optionee during such service or within three months following retirement, an exercisable ISO will continue to be exercisable for 12 months from the date of disability or death to the extent it was exercisable by the optionee immediately prior to disability or death. The compensation committee, in its discretion, determines the vesting schedule of the ISOs for each employee.

Subject to alternative minimum tax rules under the Internal Revenue Code, a recipient of an ISO grant will not be taxed upon either the grant of the ISO or on the date he or she exercises the ISO. Unless subject to the alternative minimum tax, a recipient will be taxed only upon the sale of the stock underlying the ISO and will be taxed on the difference between the option price and the sales price of the stock. The taxable amount will be treated as capital gain. In order to receive this favorable tax treatment, optionees may not exercise such options until the expiration of a one-year waiting period from the date of the grant and may not dispose of any shares acquired pursuant to the exercise of stock options for two years from the date of the grant. If the federal tax requirements are satisfied, the Company will receive no corresponding deduction for any portion of the ISO.

Non-statutory stock option grants. Options may be granted under the Omnibus Plan that do not qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code and do not afford favorable tax treatment to recipients (“NSSOs” and each an “NSSO”). Directors and employees of the Company are eligible to receive NSSO grants under the Omnibus Plan. NSSO grants under the Omnibus Plan do result in tax deductions to the Company.

Directors and employees of the Company are eligible to receive a NSSO grant under the Omnibus Plan at no cost to them other than the option exercise price. The options must be exercised within ten years from the date of grant. In the event a participant ceases to serve as a director or employee of the Company for any reason other than cause, as defined in the Omnibus Plan, an exercisable NSSO will continue to be exercisable upon the terms and conditions contained in the grant. Termination for cause will terminate the NSSO. In the event of the death of a participant during his or her service with the Company, an exercisable NSSO will continue to be exercisable for 12 months from the date of death to the extent it was exercisable by the participant immediately prior to death.

A recipient of an NSSO grant under the Omnibus Plan will not be taxed upon the grant of the option. Upon the date he or she exercises the NSSO, the recipient will have taxable ordinary income on the difference between the option price and the fair market value of the stock on the date of exercise. The Company receives a tax deduction for any amount recognized by the recipient as ordinary income.

Restricted stock grants. Restricted stock may be granted under the Omnibus Plan to directors and employees of the Company. Restricted stock grants under the Omnibus Plan do result in tax deductions to the Company. Directors and employees of the Company are eligible to receive a restricted stock grant under the Omnibus Plan at no cost to them unless the compensation committee specifies a purchase price in the grant. In the event that a participant does not satisfy any conditions specified in the grant, some or all of the restricted stock will be forfeited.

A recipient of a restricted stock grant under the Omnibus Plan may elect to be taxed upon the grant of the restricted stock in an amount equal to the fair market value of the stock on the date of grant. Otherwise, the recipient will be taxed upon the grant of the restricted stock in an amount equal to the fair market value of the stock on the date that any conditions on the grant end. The Company receives a tax deduction for the amount recognized by the recipient as ordinary income.

Long-term incentive compensation units. Long-term incentive compensation units may be granted under the Omnibus Plan to eligible employees of the Company. Long-term incentive compensation units may consist of stock and cash. Long-term incentive compensation units under the Omnibus Plan do result in tax deductions to the Company. Employees of the Company are eligible to receive a grant of long-term incentive compensation units under the Omnibus Plan at no cost to them. Long-term incentive compensation units are distributed only after the end of a performance period established by the compensation committee. In the event that the conditions specified for the performance period are not satisfied, part or all of the long-term incentive compensations units will be forfeited. In the event of death, disability or retirement of a unit recipient prior to the end of a performance period, a pro rata number of the units will be distributed. In the event that a unit recipient terminates his or her status as an employee prior to the end of the performance period, all of the long-term incentive compensation units will be forfeited.

A recipient of a grant of long-term incentive compensation units under the Omnibus Plan will be taxed upon the value of the stock portion of the unit in an amount equal to the fair market value of the stock at the date that the shares are issued after the end of the performance period. The Company receives a tax deduction for the amount recognized by the recipients as ordinary income.

Stock appreciation rights. Stock appreciation rights may be granted under the Omnibus Plan to employees of the Company. A recipient of a grant of a stock appreciation right is entitled to a payment of the difference between the initial base value of the right (as established in the grant) and the fair market value of a number of shares of stock (also established in the grant) at the date of the exercise of the stock appreciation right. Stock appreciation rights under the Omnibus Plan do result in tax deductions to the Company. Employees of the Company will be eligible to receive a grant of stock appreciation rights under the Omnibus Plan at no cost to them. The stock appreciation rights must be exercised within the period specified in the grant, which may not exceed ten years from the date of grant.

A recipient of stock appreciation rights under the Omnibus Plan will not be taxed upon the grant of the stock appreciation right. Upon the date he or she exercises the stock appreciation rights, the recipient will have taxable ordinary income on the difference between the stock appreciation right initial base value and the fair market value of the stock on the date of exercise. The Company receives a tax deduction for any amount recognized by the recipient as ordinary income.

2016 and 2015 Restricted Stock Grants

On April 1, 2015, we awarded 2,000 restricted shares of the Company’s common stock to Mr. Hatley, 863 shares to Mr. Crouse and 863 shares to Mr. Davis. These awards were made under our 2006 Omnibus Stock Ownership and Long Term Incentive Plan prior to its expiration. The restricted shares are subject to an obligation to forfeit and surrender the shares to the Company upon the occurrence of certain events. These events are referred to as forfeiture restrictions. The restricted shares may not be sold or otherwise transferred while the forfeiture restrictions are in place. The forfeiture restrictions with respect to 100% of the restricted shares awarded will lapse on April 1, 2018, provided that the officer has continuously served as our employee from April 1, 2015 until April 1, 2018. After April 1, 2018, the shares may be transferred and will no longer be subject to the forfeiture restrictions.

In the event the officer’s employment is terminated for any reason prior to April 1, 2018, the officer will forfeit all of his restricted shares to the Company on the date of the officer’s termination of service with the Company. If there is a change in control transaction involving the Company prior to April 1, 2018, the forfeiture restrictions will immediately lapse. A change in control transaction is defined as the dissolution or liquidation of the Company; a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the Company are changed into or exchanged for cash or property or securities not of the Company’s issue; or a sale of all or substantially all of the assets of the Company to, or the acquisition of stock representing more than 25% of the voting power of the capital stock of the Company then outstanding by, another corporation, trust, limited liability company, bank, entity or person, other than pursuant to a merger in which the Company is the surviving entity. In addition, the Board or the compensation committee has the right to accelerate the vesting of the restricted shares at any time.

On April 1, 2016, we awarded 2,563 restricted shares of the Company’s common stock to Mr. Hatley; 1,092 shares to Mr. Crouse; and 1,092 shares to Mr. Davis. The forfeiture restrictions with respect to these shares will lapse on April 1, 2019, provided that the officer has continuously served as our employee from April 1, 2016 until April 1, 2019. The terms of the 2016 awards are otherwise substantially identical to the terms of the 2015 awards described above, except that the operative date is April 1, 2019 rather than April 1, 2018.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding vested and unvested incentive stock options and restricted stock granted to the named executive officers and outstanding as of December 31, 2016.

	Option Award				Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)
Robert C. Hatley	5,000	-0-	48.00	February 1, 2017	5,563(2)	243,214
	5,000	-0-	43.20	June 18, 2018

Steven E. Crouse	2,875	-0-	48.00	February 1, 2017	1,955(3)	85,473
	2,875	-0-	43.20	June 18, 2018

Matthew C. Davis	2,750	-0-	48.00	February 1, 2017	1,955(3)	85,473
	2,750	-0-	43.20	June 18, 2018
____________
(1)
Market value based on the closing price of a share of the Company’s common stock on the last trading day of 2016.

(2)
The vesting schedule for these shares of restricted stock is as follows

Date	Number of Shares Vesting
September 15, 2017	500
April 1, 2018	2,000
September 15, 2018	500
April 1, 2019	2,563

(3)
The vesting schedule for these shares of restricted stock is as follows:

Date	Number of Shares Vesting
April 1, 2018	863
April 1, 2019	1,092

Employee Stock Purchase Plan

In 2015, our shareholders approved the Paragon Commercial Corporation Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”), pursuant to which 200,000 shares (subject to adjustment as described below) of the Company’s common stock were made available for purchase by employees of the Company or the Bank who meet certain basic criteria. The Employee Stock Purchase Plan is intended to qualify as an “Employee Stock Purchase Plan” pursuant to section 423 of the Internal Revenue Code. The purposes of the Employee Stock Purchase Plan are: (i) to provide eligible employees of the Company and the Bank with a convenient means of acquiring an equity interest in the Company; (ii) to enhance employees’ sense of participation in the affairs of the Company and the Bank; and (iii) to provide an incentive for employees’ continued employment with the Company and the Bank.

Participation in the Employee Stock Purchase Plan is open to any employee of the Company or the Bank: (i) who has been employed by the Company or the Bank for at least three consecutive months; (ii) who is a full-time employee (customarily employed for more than twenty hours per week and more than five months per year); (iii) who does not beneficially own 5% or more of the Company’s common stock (and who would not own 5% or more of the Company’s common stock upon the acquisition of shares pursuant to the Employee Stock Purchase Plan); and (iv) who is not an independent contractor of the Company or the Bank.

Under the terms of the Employee Stock Purchase Plan, employees meeting these criteria (“Eligible Employees”) are granted an option to purchase a number of shares of the Company’s common stock based on the ratio that the employee’s annual rate of compensation bears to the aggregate annual base compensation paid to all Eligible Employees. The exercise price for options granted under the Employee Stock Purchase Plan is 95% of the fair market value of the shares underlying such options. The Employee Stock Purchase Plan provides for a payroll deduction program under which any Eligible Employee may, at his or her written instruction, specify that a pre-determined portion of such Eligible Employee’s salary or wages be deducted and applied toward the purchase of shares of the Company’s common stock in accordance with the terms of the Employee Stock Purchase Plan.

Although participation in the Employee Stock Purchase Plan is open to any Eligible Employee, the exercise of options granted under the Employee Stock Purchase Plan is entirely at such employee’s discretion. Any option granted under the Employee Stock Purchase Plan that is not exercised prior to its expiration date immediately terminates and is of no further force or effect. Furthermore, the termination of an Eligible Employee’s employment with the Company or the Bank for any reason (including, but not limited to, retirement or death) or a change in employment status which results in an employee’s failure to qualify as an “Eligible Employee” under the terms of the Employee Stock Purchase Plan results in the termination of such employee’s participation in the Employee Stock Purchase Plan. Any Eligible Employee may file a written designation of beneficiary with the Company, in which such employee may designate the person or persons who are to receive any unallocated cash or shares of the Company’s common stock remaining in such employee’s account upon death.

As required by the Internal Revenue Code, no Eligible Employee may purchase stock under the Employee Stock Purchase Plan at a rate which, when aggregated with his or her other rights to purchase the Company’s common stock, exceeds $25,000 in fair market value per year. Employee’s rights under the Employee Stock Purchase Plan are nonassignable. Furthermore, each employee participating in the Employee Stock Purchase Plan is required to furnish written notice to the Company in the event that such employee disposes of shares acquired under the Employee Stock Purchase Plan within two years of the date of grant of the options or within one year of the date on which such shares were actually acquired.

In the event of increases, decreases or changes in the Company’s outstanding common stock resulting from a stock dividend, recapitalization, reclassification, stock split, consolidation, combination or similar event, or resulting from an exchange of shares or merger or other reorganization in which the Company is the surviving entity, then the Board shall make equitable proportionate adjustments in the aggregate number and kind of shares of the Company’s common stock available for issuance, options and exercise prices under the Employee Stock Purchase Plan.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Ordinary Banking Relationships

Certain of our officers, directors and principal shareholders, as well as their immediate family members and affiliates, are customers of, or have or have had transactions with, Paragon Bank in the ordinary course of business. These transactions include deposits and loans. Related party transactions are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to us, and do not involve more than normal risk of collectability or present other features unfavorable to us. As of the date of this prospectus, no related party loans were categorized as nonaccrual, past due, restructured or potential problem loans. We expect to continue to enter into transactions in the ordinary course of business on similar terms with our officers, directors and principal shareholders, as well as their immediate family members and affiliates.

Policies and Procedures Regarding Related Party Transactions

Transactions by Paragon Bank or us with related parties are subject to regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions between affiliated entities, such as the Company and Paragon Bank) and the Federal Reserve’s Regulation O, (which governs certain loans by Paragon Bank to its executive officers and directors, and principal shareholders of the Company). We have adopted policies to comply with these regulatory requirements and restrictions.

PROPOSAL 2: RATIFICATION OF
INDEPENDENT AUDITORS

The audit committee, pursuant to authority granted to it by the Board, has appointed the firm of Elliott Davis Decosimo, PLLC, independent registered public accountants, as the Company’s independent auditors for 2017. The Board has ratified and confirmed the appointment. A representative of Elliott Davis Decosimo, PLLC is expected to be present at the Annual Meeting and available to respond to appropriate questions and will have the opportunity to make a statement if he or she desires to do so.

The Board is submitting this proposal to the vote of the shareholders as a matter of good corporate governance. If the shareholders do not ratify the selection of Elliott Davis Decosimo, PLLC, the audit committee will reconsider their appointment.

The Company has paid Elliott Davis Decosimo, PLLC fees in connection with its assistance in the Company’s annual audit, review of the Company’s financial statements and certain other matters.

The following table sets forth fees paid to Elliott Davis Decosimo, PLLC in various categories during 2016 and 2015.

AUDIT FEES (1)

Category	2016	2015
Audit Fees (2)	$208,839	$110,808
Audit-Related Fees	--	--
Tax Fees (3)	--	--
All Other Fees	32,690	1,795
Total Fees Paid	$241,529	$112,603
____________
(1)
Please note that the amounts in this table have been updated since those reported in the “Audit Fees” table in Amendment No. 1 to the Company’s Annual Report on Form 10-K filed with the SEC on April 28, 2017.

(2)
Includes fees paid for audits of annual consolidated financial statements, reviews of consolidated financial statements included in quarterly reports on Form 10-Q.

(3)
Includes event fees, review of registration statements, and annual meeting fees.

All services rendered by Elliott Davis Decosimo, PLLC during 2016 were subject to pre-approval by the audit committee. The audit committee has considered whether Elliott Davis Decosimo, PLLC’s provision of other non-audit services to the Company is compatible with maintaining independence of Elliott Davis Decosimo, PLLC. The audit committee has determined that it is compatible with maintaining the independence of Elliott Davis Decosimo, PLLC.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 2 RATIFYING ELLIOTT DAVIS DECOSIMO, PLLC AS THE COMPANY’S INDEPENDENT AUDITORS FOR 2017.

Report of the Audit Committee

The audit committee of the Company is responsible for receiving and reviewing the annual audit report of the Company’s independent auditors and reports of examinations by bank regulatory agencies, and helps formulate, implement, and review the Company’s internal audit program. The audit committee assesses the performance and independence of the Company’s independent auditors and recommends their appointment and retention. The audit committee has in place pre-approval policies and procedures that require an evaluation of any conflicts of interest that may impair the independence of the independent auditors and pre-approval of an engagement letter that outlines all services to be rendered by the independent auditors.

During the course of its examination of the Company’s audit process in 2016, the audit committee reviewed and discussed the audited financial statements with management. The audit committee also discussed with the independent auditors, Elliott Davis Decosimo, PLLC, all matters that are required to be discussed in accordance with standards adopted by the Public Company Accounting Oversight Board (“PCAOB”). Furthermore, the audit committee received from Elliott Davis Decosimo, PLLC disclosures regarding their independence in accordance with applicable standards of the PCAOB, and have discussed with Elliott Davis Decosimo, PLLC their independence.

Based on the review and discussions above, the audit committee recommended to the Board that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2016 for filing with the SEC.

This report is submitted by the audit committee:

Thomas B. Oxholm
Curtis C. Brewer III
Howard Jung

OTHER MATTERS

The Board of Directors knows of no other business that will be brought before the Annual Meeting. Should other matters be properly presented for action at the Annual Meeting, the Proxies, or their substitutes, will be authorized to vote shares represented by appointments of proxy according to their best judgment.

PROPOSALS FOR 2018 ANNUAL MEETING

Shareholders may present proposals for action at meetings of shareholders only if they comply with the proxy rules established by the SEC, applicable North Carolina law and our Bylaws.

Under SEC Rule 14a-8, in order for a shareholder proposal to be included in our proxy solicitation materials for the 2018 annual meeting of shareholders, it must be delivered to our principal executive office is located at 3535 Glenwood Avenue, Raleigh, North Carolina 27612 by June 24, 2018; provided, however, that if the date of the 2018 annual meeting is more than 30 days before or after November 28, 2018, a shareholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation materials for such annual meeting.

Our Bylaws permit any shareholder of common stock to nominate directors. Shareholders wishing to nominate a director must deliver written notice of the nomination to our Corporate Secretary at least 120 days prior to the meeting at which directors will be elected. The shareholder making such nomination must also submit a detailed resume of the nominee, stating the reasons why such person would be qualified to serve on the Board and the written consent of the nominee that, if elected, such nominee would serve as a member of the Board.

Management’s proxy holders for the 2018 annual meeting will have discretion to vote proxies given to them on any shareholder proposal of which the Company does not have notice on or before September 5, 2018.

INTERNET AND ELECTRONIC AVAILABILITY OF PROXY MATERIALS

As required by applicable SEC rules and regulations, the Company has furnished a notice of internet availability of proxy materials to all shareholders as part of this Proxy Statement and all shareholders will have the ability to access this Proxy Statement and other reports the Company has filed with the SEC, by visiting the investor relations section of our website, www.paragonbank.com.

HOUSEHOLDING MATTERS

The SEC has adopted rules that permit companies to deliver a single copy of proxy materials to multiple shareholders sharing an address unless a company has received contrary instructions from one or more of the shareholders at that address. This means that only one copy of the proxy materials may have been sent to multiple shareholders in your household. If you would prefer to receive separate copies of the proxy materials either now or in the future, please contact Carol Isaac, Senior Vice President, at the Company’s offices at 3535 Glenwood Avenue, Raleigh, North Carolina 27612. Upon written request, the Company will provide a separate copy of the proxy materials. In addition, shareholders at a shared address who receive multiple copies of proxy materials may request to receive a single copy of proxy materials in the future in the same manner as described above.

SHAREHOLDER COMMUNICATIONS

The Company does not currently have a formal policy regarding shareholder communications with the Board of Directors; however, any shareholder may submit written communications to Carol Isaac, Senior Vice President, at the Company’s offices at 3535 Glenwood Avenue, Raleigh, North Carolina 27612, and such communications will be forwarded to the Board of Directors as a group or to the individual director or directors addressed.

MISCELLANEOUS

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as amended and filed with the SEC is accessible free of charge in the investor relations section of our website at www.paragonbank.com. The Annual Report on Form 10-K contains audited consolidated balance sheets of the Company as of December 31, 2016 and 2015, and the related consolidated statements of income, comprehensive income, changes in shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2016. You can request a copy of our Annual Report on Form 10-K free of charge by contacting Carol Isaac, Senior Vice President, at the Company’s offices at 3535 Glenwood Avenue, Raleigh, North Carolina 27612.

The Annual Report of the Company for the year ended December 31, 2016, which includes financial statements audited and reported upon by the Company’s independent auditors, was included as Exhibit 13.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and was previously mailed to our shareholders.

PARAGON COMMERCIAL CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF SHAREHOLDERS – NOVEMBER 28, 2017 AT 3:00 PM LOCAL TIME
CONTROL ID:
REQUEST ID:

The undersigned hereby appoints Curtis C. Brewer III, K. Wesley M. Jones, and Thomas B. Oxholm (the “Proxies”), or any of them, as attorneys and proxies, with full power of substitution, to vote all outstanding shares of the common stock of Paragon Commercial Corporation (the “Company”) held of record by the undersigned on October 13, 2017, at the annual meeting of shareholders of the Corporation to be held at Paragon Bank, 3535 Glenwood Avenue, Raleigh, North Carolina 27612, at 3:00 p.m., on November 28, 2017, and at any adjournments thereof:

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/PBNC
PHONE:	1-866-752-VOTE(8683)

ANNUAL MEETING OF THE SHAREHOLDERS OFPARAGON COMMERCIAL CORPORATION		PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1	The Board of Directors recommends a vote FOR each of the nominees listed in Proposal 1.	FOR ALL	AGAINST ALL	FOR ALL EXCEPT
	To elect the following individuals to the Company’s Board of Directors:	☐	☐		CONTROL ID:
	Howard Jung			☐	REQUEST ID:
	Robert C. Hatley			☐
Proposal 2	The Board of Directors recommends a vote FOR Proposal 2.	FOR	AGAINST
	To ratify the appointment of Elliott Davis Decosimo, PLLC as the Company’s independent auditors for 2017.	☐	☐
MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐
THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED BY THE PROXIES IN ACCORDANCE WITH THE SPECIFIC INSTRUCTIONS ABOVE. IN THE ABSENCE OF INSTRUCTIONS, THE PROXIES WILL VOTE SUCH SHARES “FOR” THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2. IF, AT OR BEFORE THE TIME OF THE MEETING, EITHER OF THE NOMINEES LISTED IN PROPOSAL 1 FOR ANY REASON HAS BECOME UNAVAILABLE FOR ELECTION OR UNABLE TO SERVE AS A DIRECTOR, THE PROXIES HAVE THE DISCRETION TO VOTE FOR A SUBSTITUTE NOMINEE. THIS APPOINTMENT OF PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE, OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):
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IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give your full title as such. If the signer is a corporation, please sign the full corporate name by duly authorized officer, giving your full title as such. If the signer is a partnership, please sign in the partnership name by authorized person.

Dated: ________________________, 2017

(Print Name of Shareholder and/or Joint Tenant)

(Signature of Shareholder)

(Second Signature if held jointly)